Exhibit 2

WORKING CAPITAL MANAGEMENTSM ACCOUNT AGREEMENT

This agreement ("WCMA Agreement") sets forth the terms and conditions governing the Working Capital Management account ("WCMA Account") financial service ("WCMA Service"). The Customer agrees to read this WCMA Agreement and keep it for its records because, by signing the WCMA Agreement ("WCMA Application"), the Customer is agreeing to its terms.

It is understood that before the WCMA program, as hereinafter described, is
provided, it will be necessary: (a) for MLPF&S to open a conventional   Cash
Securities Account or,   Margin Securities Account (please check one) for the
Customer (the "Securities Account").

DEFINITIONS
In this WCMA Agreement, "Customer" means the business or organization on whose behalf the WCMA Application, which incorporates the WCMA Agreement by reference, is signed. "MLPF&S" means Merrill Lynch, Pierce, Fenner & Smith Incorporated. "MLB&T" means Merrill Lynch Bank & Trust Co. "MLNF" means Merrill Lynch National Financial. "Bank One" means Bank One, Columbus, N.A. "Chase" means Chase Manhattan Bank, N.A. MLB&T, MLNF, Bank One and Chase are referred to collec-tively as "Banks."

"WCMA Check/Card Account" means the account(s) established by MLPF&S for Customer with one or more of the Banks. "WCMA Checks" means issued by Bank One to Customer for use with the WCMA Check/Card Account. "Card(s)" means one or more Visa cards issued by MLB&T or MLNF for use with the WCMA Check/ Card Account. "Money Funds" means the CMA(R) money market funds. "Money Accounts" means the Money Funds and any FDIC insured money market deposit accounts opened for the Customer through the Insured Savings" Account ("ISA") program. "Securi-ties Account" means an MLPF&S securities account established for the Customer, which is either a cash account, or if the Customer elects the WCMA Investor CreditLine service in its WCMA Application, a margin account.

For purposes of this WCMA Agreement, "securities and other property" means, but is not limited to, money, securities, financial instruments and commodities of every kind and nature and all contracts and options relating thereto, whether for present or future delivery.

The Customer hereby acknowledges that the WCMA Program will operate substantially as follows, and consents and agrees to the following terms and conditions:

1. DESCRIPTION OF THE WCMA SERVICE
The WCMA Service is an integrated financial service linking three components: the Securities Account, a choice of several Money Accounts and the WCMA Check/Card Account.

(A) SECURITIES ACCOUNT. The Securities Account may be used to purchase, sell and hold securities and other investments available from or through MLPF&S. If the Securities Account includes the WCMA Investor CreditLine service, it may also be utilized to purchase and sell securities on credit or to obtain loans based on the current margin loan value of securities in the Securities Account.

The Customer agrees to pay normal brokerage fees for securities transactions in the Securities Account.

(B) MONEY ACCOUNTS. The Customer acknowledges receipt of copies of the Prospectuses of the CMA no-load money market mutual funds (the "CMA Funds") and the Insured Savings Account Fact Sheet which contain a more complete description of the CMA Money Accounts and of the "Merrill Lynch Cash Management Account(R) Program Description for the Working Capital Managements Account," which documents, as amended from time to time, are incorporated herein by reference and made a part hereof.

(C) MONEY ACCOUNT INVESTMENTS/DEPOSITS. Available free credit balances (i.e., any cash that may be transferred out of the Securities Account without giving rise to interest charges) will be automatically invested or deposited in the Money Account designated by the Customer as its "Primary Money Account" on each Business Day (as defined below), except as otherwise provided in this WCMA Agreement with respect to the application of funds to: (i) repay advances made, if applicable, from the WCMA Investor CreditLine service; (ii) reestablish the Minimum Money Account Balance under the WCMA Directed Reserve program; or (iii) pay other charges. Investments in Money Fund shares will be made at their current net asset value under the circumstances described in the Prospectuses of the Money Funds under "Purchase and Redemption of Shares."

Free credit balances become available for investment or deposit through the Primary Money Account in the following manner: (i) with respect to (x) the proceeds of sales of securities, (y) deposits made by wire transfer or the Funds Transfer Service provided to Customers by MLPF&S ("FTS"), or (z) dividend or interest receipts, on the next Business Day following receipt; and, (ii) with respect to deposits from any other source, on the second Business Day following receipt, unless the deposit is made after the cut-off time for such deposits, in which case, on the third Business Day following receipt.

The Customer agrees that its Money Account balances may be automatically redeemed or withdrawn to satisfy obligations arising in the Customer's Securities Account. If the Customer establishes an account with the WCMA Investor CreditLine service this will include shares constituting its Minimum Money Account Balance and amounts necessary to satisfy minimum equity requirements.

If the Money Account designated by the Customer as its Primary Money Account is unavailable for any reason, MLPF&S is authorized, but not obligated to cause available free credit balances in the Securities Account to be invested in shares of the CMA Money Fund.

Customers with the WCMA Investor CreditLine service may designate a Minimum Money Account Balance under the WCMA Directed ReserveSM program. Under certain circumstances, Money Account Balances representing the Minimum Money Account Balance may be redeemed or withdrawn by MLPF&S.

(D) WCMA CHECK/CARD ACCOUNT. The Customer authorizes MLPF&S to open a WCMA Check/Card Account for the Customer with the Banks and agrees that WCMA Checks and Cards, if any, issued by the Banks shall be used solely in conjunction with the WCMA Service and subject to the terms and conditions of this WCMA Agreement. The representatives of the Customer designated in The WCMA Check and Card Instructions (the "Instructions") are authorized to write WCMA Checks on the Customer's WCMA Check/Card Account.

The Customer shall, on a continuing basis, be responsible for the care and safekeeping of WCMA Checks provided by the Bank and for the review of the monthly statements provided by MLPF&S, in order promptly to discover and report to MLPF&S the possible unauthorized use of said checks. The customer shall permit only those persons authorized in the WCMA Application to sign checks on behalf of the company, to prepare, complete or issue WCMA Checks on the company's behalf or to have access to unissued WCMA Checks. The Customer shall be responsible for any and all losses and damages, indirect or consequential, that arise from or are attributable to the breach of the Customer's undertaking to safeguard its WCMA Checks, to review its monthly statements or to permit only designated persons to have access to or prepare, complete or issue WCMA Checks. The Customer agrees to notify MLPF&S immediately if it believes or has reason to believe that the Customer's WCMA Checks have been used or signed by an unauthorized person.

If the Customer requests that WCMA Checks be printed with two or more signature lines for counter signature purposes, the Customer agrees that the requirement for more than one signature is for the Customer's internal purposes only, and neither MLPF&S nor the Bank shall have any responsibility or liability for the payment of any check without a counter signature or with an unauthorized counter signature.

(E) CUSTODY OF SECURITIES. MLPF&S will hold all securities for the Customer's Securities Account either: (i) with an SEC-approved securities depository, where deposited securities are held in fungible bulk in the nominee name of such depository with any other securities of the same class of the same issuer belonging to other MLPF&S customers; or (ii) with a Federal Reserve member bank, where deposited securities are commingled in a book-entry account with securities belonging to other MLPF&S customers. The Customer's securities will at all times be separately identified on the books and records of MLPF&S as belonging to the Customer, and MLPF&S will exercise the due care expected of a professional custodian with respect to such securities. Notwithstanding the foregoing, MLPF&S shall not be responsible for any loss or damage with respect to the Customer's securities that may occur as a result of war, civil commotion, enemy action, or governmental acts or any other causes beyond the control of MLPF&S or such depository.

(F) RESTRICTION ON SECURITIES TRANSACTIONS. The Customer agrees that under no circumstances shall the WCMA Check/Card Account be used to purchase shares of the Money Accounts or to effect transactions in the Securities Account or other MLPF&S accounts.

2. WCMA AVAILABILITY AND PAYMENT PROCEDURES
For purposes of this WCMA Agreement, the total of: (i) any available free credit balances in the Securities Account; (ii) the available redemption value of shares or deposit balance of the Customer's Money Accounts (including any applicable Minimum Money Account Balance), subject to any delays in availability as previously described; and (iii)if applicable, the available margin loan value of the Customer's WCMA Investor CreditLine service constitutes the Customer's "WCMA Availability." (WCMA Availability may be referred to in some documents provided to the Customer as "Purchasing Power.") The Customer's WCMA Availability is used determine the total amount available to the Customer for the payment of WCMA Checks, Card transactions and other transfers of funds. MLPF&S may delay increasing WCMA Availability for up to 10 business days after the receipt of checks or other negotiable instruments used to reduce any applicable margin loan balance of the WCMA Investor CreditLine service.

(A) TRANSACTIONS EXCEEDING WCMA AVAILABILITY. If a transaction exceeds the Customer's WCMA Availability, Chase or any successor to or assign of Chase may accept such transaction as an overdraft and advance funds to MLPF&S or the Banks in the amount exceeding the Customer's WCMA Availability. Any overdraft, together with any finance charges ("Finance Charge(s)") incurred, is immediately due and payable to Chase.

In each overdraft statement cycle, Finance Charges are figured by applying a daily periodic rate of .049315% (18% ANNUAL PERCENTAGE RATE) to the Average Daily Balance of overdrafts and by multiplying the resulting figure by the number of days in that statement cycle. A daily overdraft balance is calculated each day by starting with the beginning balance of amounts owed, adding any new overdrafts and subtracting any payments or credits received that day and unpaid Finance Charges. The Average Daily Balance is then calculated by adding all of the daily balances of overdrafts in that statement cycle and dividing the total by the number of days in the overdraft statement cycle. Finance Charges accrue from the date Chase accepts an overdraft until the date payment is made.

(B) PERIODIC OVERDRAFT BILLING STATEMENT. The Customer will receive periodic overdraft billing statement from Chase which will detail among other disclosures any overdraft(s) plus Finance Charges on the overdraft(s), payments and credits and the balance due.

MLPF&S will promptly upon receipt of notice, make payment to the Bank for any WCMA Check or Card transactions, or initiate other transfers on the Customer's behalf to the extent of the Customer's WCMA Availability. Payments, including without limitations any fees payable in connection with the WCMA Service will be made in the following order: first, from any available free credit balances in the Securities Account; second, from the proceeds of redemption withdrawal beginning with the Primary Money Account and continuing in the order in which the Customer established its non-primary Money Accounts, if any, but excluding any applicable Minimum Money Account Balance; third, any applicable margin loans up to the available margin loan value of the Customer's WCMA Investor CreditLine; and fourth, from the proceeds of redemption of shares or withdrawals of any applicable Minimum Money Account Balance.

3. FUNDS TRANSFERS
(A) GENERAL. Requests for wire transfers of funds will be transmitted to banks selected by MLPF&S as agent for the Customer. Such banks and any subsequent banks involved in the transfer may use various wire transfer systems, including the Fedwire system, when carrying out the Customer's request. The rights and obligations of the Customer, MLPF&S and any banks involved in carrying out the Customer's wire transfer requests are governed by Article 4A of the Uniform Commercial Code, and by applicable rules of automated clearing house associations or, for Fedwires, by Subpart B of Regulation J of the Federal Reserve Board of Governors.

Transfers of funds throughout the banking system and related funds transfer and communications systems, including the Fedwire system, involve various risks which the Customer assumes in requesting wire transfers. Such risks include, but are not limited to the following: 1 ) the liability of banks with respect to wire transfers may be limited by law and by contract; in particular, their responsibility for processing transfers may be limited to relying upon identifying (e.g., account) numbers rather than account party names; 2) Customer may not be able to cancel or amend a wire transfer request once transmitted to a bank for processing; and 3) Fedwires are irreversible once transmitted by a bank and may not be recoverable.

The Customer agrees that MLPF&S is acting as the Customer's agent in transmitting wire transfer requests to banks selected by MLPF&S and the Customer shall be regarded as the "sender" of such wire transfers. In addition to applicable law, the Customer's rights and obligations shall be governed by contracts that MLPF&S enters into with banks from time to time for wire transfers of its own and the Customer's funds.

The Customer agrees that MLPF&S's security procedures, which include a confidential password to initiate transfers through the WCMA Funds Transfer Service, and the security procedures of banks that MLPF&S contracts with for transfers of funds are commercially reasonable. If MLPF&S notifies the Customer of changes in its own security procedures or if MLPF&S agrees to modified security procedures of such banks from time to time, the Customer's continued use of the Service to request wire transfers shall constitute the Customer's agreement that such changed security procedures are commercially reasonable. The Customer has a right to request information about applicable security procedures at any time.

(B) WCMA FUNDS TRANSFER SERVICE. The Customer may elect to enroll in FTS by completing the WCMA Funds Transfer Service Enrollment Form ("FTS Enrollment Form"), which document, as amended from time to time, is hereby incorporated by reference and made a part hereof. If the Customer so elects, the Customer authorizes MLPF&S to initiate the transfer of funds on its behalf in accordance with instructions reasonably believed by MLPF&S to have been given from time to time by those persons designated by the Customer in its FTS Enrollment Form, which persons are deemed to be the Customer's agents and attorneys-in-fact.

All FTS transfer requests must be accompanied by the number of the Securities Account and the confidential password ("FTS Password") selected by the Customer. Such transfers may be made by initiating credit or debit transfers to or from accounts at MLPF&S or at one or more financial institutions designated by the Customer in its FTS Enrollment Form, and the institutions participating in such transfers are hereby authorized to accept such debit or credit transfer instructions communicated by MLPF&S and to transfer funds in accordance therewith.

In the event that erroneous transfers are made pursuant to FTS, MLPF&S is authorized to initiate debit or credit transfers to correct such erroneous transfers, provided that any such correction is made in accordance with applicable laws, rules, or regulations.

For purposes of this WCMA Agreement, a FTS Password shall cease to be effective at the commencement of business by MLPF&S on the first Business Day following receipt of written or telephone notice of cancellation of the Customers FTS Password, directed to MLPF&S. The Customer shall not disclose its FTS Password to any person other than those persons that it has designated as authorized to initiate FTS transfers.

The Customer understands that it shall be liable for all transfers of funds, whether or not actually authorized by the Customer, which are initiated by instructions which include the FTS Password of the Customer then in effect, as well as any and all losses and damages, direct, indirect or consequential, that arise from or are attributable to such transfers. The Customer understands and agrees that MLPF&S may accept debit and/or credit instructions to debit and/or credit an account in which the person(s) named in the FTS Enrollment Form may have an interest and MLPF&S shall have no obligation to ascertain the propriety of any such instructions.

4. TERMINATION OF THE CUSTOMER'S SUBSCRIPTION TO THE WCMA SERVICE
MLPF&S may terminate the Customer's subscription to the WCMA Service at any time in its sole discretion. The Customer may terminate its subscription to the WCMA Service at any time upon notice to MLPF&S. Without limiting MLPF&S's rights in this regard, the deposit of checks followed by the prompt withdrawal of funds, for the primary purpose of earning dividends or interest on Money Account balances from the time MLPF&S advances funds on the Customer's behalf until checks so deposited are collected, is inconsistent with the WCMA Service. MLPF&S may terminate the Customer's subscription to the WCMA Service if, in its sole judgment, it appears to MLPF&S that the Customer is so acting.

Should the Customer's subscription to the WCMA Service be terminated, MLPF&S may and is hereby authorized to redeem all shares of the Money Funds and unless otherwise directed at the time withdraw all ISA deposits owned by the Customer (including, if applicable, any shares and/or deposits representing the Minimum Money Account Balance), and to direct the liquidation of any securities or investments held by MLPF&S on behalf of the Customer, and apply the proceeds thereof to repay any amount payable by the Customer pursuant to this WCMA Agreement. MLPF&S shall have the right to set off any amount owing under this WCMA Agreement against any monies due to the Customer and any monies held in an account of the Customer with MLPF&S or any of its affiliates.

All rights and remedies of MLPF&S existing at termination of the Customer's subscription to the WCMA Service shall survive and shall be in addition to all other rights and remedies available at law or equity.

Upon termination of the Customer's subscription to the WCMA Service, the Customer shall promptly return all Cards and unused WCMA Checks to MLPF&S. Failure to return the Cards or such WCMA Checks to MLPF&S may result in a delay in complying with the Customer's instructions as to the disposition of the proceeds from the redemption or withdrawal of the Customer's Money Account balances and its Securities Account assets.

5. AUTHORIZATION WITH RESPECT TO CREDIT INFORMATION
The Customer hereby authorizes MLPF&S and the Banks to obtain and disclose any and all financial and other information relating to the Customer to each other, to MLPF&S and to any affiliates of MLPF&S.

6. PERIODIC STATEMENTS AND NOTICES
The Customer will receive a statement on a monthly basis from MLPF&S on its own behalf and as agent for the Banks, and any ISA participating depository institutions, which statement will describe transactions relating to the Customer's subscription to the WCMA Service. The statement of account, as stated, shall be deemed conclusive as to the Customer if not objected to within ten (10) days of mailing. It is therefore understood that the Customer should carefully and promptly review each monthly statement.

Any notices or other communications by MLPF&S to the Customer's address listed in the WCMA Application or to such other address as may be designated from time to time in writing by the Customer, and all notices and other communications so sent by whatever means, shall be deemed to have been given personally to the Customer, upon such sending, whether or not actually received.

7. LIMITATIONS ON LIABILITY
MLPF&S, the Banks, and any third parties providing services pursuant to this WCMA Agreement make no representations, warranties, or guarantees, express or implied, with respect to the WCMA Service or any services provided in accordance therewith, except as otherwise set forth in this WCMA Agreement. In no event shall MLPF&S, the Banks, or any third party providing services pursuant to this WCMA Agreement be liable for lost profits or any special, consequential, or exemplary damages of any nature resulting from the conduct of the WCMA Service, even if MLPF&S, the Banks, or any such third party has been notified of the possibility of such losses or damages, provided, however, that this shall not limit any party's liability for compensation damages due to negligence or willful misconduct.

8. EXTRAORDINARY EVENTS
MLPF&S shall have no obligation to provide services in connection with the WCMA Service when and to the extent that MLPF&S or any party that provides services or facilities to MLPF&S in connection with the WCMA Service is prevented from doing so by government restrictions, exchange or market rulings, suspension of trading, electronic or telephone failures, labor dispute, war, or any other cause not within MLPF&S's or such other party's reasonable control.

9. REPRESENTATIONS, ADDITIONAL TERMS AND AMENDMENTS
The Customer acknowledges receipt of copies of the Money Funds' prospectuses, the Insured Savings Account Fact Sheet and the Program Description of the Working Capital Management Account, which shall be referred to as the "Documents" for purposes of this WCMA Agreement. The Documents, which contain additional terms governing the WCMA Service, are incorporated into this WCMA Agreement and made a part hereof. MLPF&S and the Banks shall have the right to amend the Documents as provided in the next paragraph. Unless the context otherwise requires, the term "WCMA Agreement" shall include the Documents, as amended from time to time.

The Customer agrees that MLPF&S shall have the right to amend this WCMA Agreement, by modifying or rescinding any of its existing provisions or by adding any new provision, by sending written notice at least 30 days before the effective date of the amendment.

The Customer understands that there may be additional documentation required by applicable law or the policies and procedures of MLPF&S or the Banks. The Customer agrees to promptly comply with any such requests for additional documents.

10. MISCELLANEOUS
(A) SEPARABILITY. If any provisions of this WCMA Agreement are held to be invalid, illegal, void or unenforceable by reason of any law, rule, administrative order, or judicial decision, all other provisions of this WCMA Agreement shall nevertheless remain in full force and effect.

(B) JOINT AND SEVERAL LIABILITY. If there is more than one Customer signing this WCMA Agreement, their obligations under this WCMA Agreement shall be joint and several.

(C) COSTS OF COLLECTION. To the extent permitted by applicable law the Customer agrees to pay the reasonable costs and expenses of collection, including attorneys' fees, for any unpaid balance in the Securities Account or other amounts owed by the Customer to MLPF&S or the Bank pursuant to this WCMA Agreement.


(D) BUSINESS DAY. For purposes of this WCMA Agreement, "Business Day" means any day on which MLPF&S is open to the public for carrying on substantially all its business functions.

(E) CAPTIONS AND HEADINGS. Captions and headings of this WCMA Agreement are not part of this WCMA Agreement and shall not be considered in its interpretation.

(F) INTEGRATION. This WCMA Agreement, together with all other documents incorporated herein by reference or required by MLPF&S in connection herewith constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be modified or altered except by a writing signed by the party/parties against which such modification or alteration is sought to be enforced.

(G) APPLICABLE RULES AND REGULATIONS. All transactions in the Securities Account and all WCMA Investor CreditLine service transactions shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, on which such transactions are executed by MLPF&S or its agents, including subsidiaries and affiliates of MLPF&S.

PARAGRAPH 11 APPLIES ONLY WHEN THE CARD PORTION OF THE CARD/CHECK ACCOUNT IS USED, INCLUDING WHEN CARDS ARE OBTAINED.

11. In connection with the Customer's subscription to the WCMA financial service, the Customer hereby requests that MLNF or MLB&T issue one or more Visa(R) cards to the Customer for use in conjunction with the Customer's subscription to the WCMA financial service (the "Card"). The Application will be considered accepted by MLB&T or MLNF when a Card is issued to the Customer, and the Customer agrees to be bound by the following terms and conditions:

(A) OWNERSHIP. The Card remains the property of MLB&T or MLNF and may be canceled by MLB&T or MLNF at any time without prior notice. The Customer agrees to surrender the Card immediately upon the request of MLB&T, MLNF or MLPF&S.

(B) LIABILITY. The Customer will be liable for all transactions made by the Customer, or by any person authorized to act on the Customer's behalf, through the use of the Card.

(C) UNAUTHORIZED VISA CARD USE. The Customer may be liable for the unauthorized use of its Card in an amount up to $50. The Customer will not be liable for any unauthorized use which occurs after MLPF&S, MLNF or MLB&T has been notified orally or in writing of loss, theft or possible unauthorized use. Notice should be directed to the address or the phone number set forth in the Program Description for the Working Capital Management Account.

(D) CASH MACHINE SERVICE. The Customer may elect to enroll in the Merrill Lynch Cash Machine Service. If the Customer has requested such service and a Personal Identification Number (the "PIN") chosen by the Customer has been approved by MLPF&S, MLNF or MLB&T, the Customer may obtain cash, subject to WCMA Availability (as that term is defined in this WCMA Agreement), at the machines designated by MLPF&S from time to time. during the hours that these machines are accessible to the general public. The Customer shall not disclose its PIN to any person other than those persons it has authorized to use the Cash Machine Service.

(E) TERMINATION OF ACCOUNT. The Customer's right to use the Card will automatically be terminated if the Customer's subscription to the WCMA financial service is terminated by the Customer or MLPF&S. It is also understood that MLB&T or MLNF may terminate the Customer's right to use the Card at any time in its discretion without prior notice. If the Customer's right to use the Card is terminated for any reason, the Customer shall promptly return the Card to MLB&T, MLNF or MLPF&S.

(F) ACCOUNT INQUIRIES. It is understood that inquiries and error allegations concerning the Card Account and the monthly statement should be directed through MLPF&S.

(G) DESIGNATION. Certain individuals are designated in the WCMA Application as authorized to use Cards, execute sales drafts, or cash advances and use the Cash Machine Service, and each individually can do anything that the Customer can do under this WCMA Agreement. Any of these persons 'whose name and signature appear in the WCMA Application are each authorized to empower any person(s) whom he or she deems proper at any time to do any and all things that he or she is authorized to do. The designations and authorizations shall remain effective until MLB&T or MLNF receives notification in writing to the contrary.

PARAGRAPH 12 APPLIES ONLY IF THE CUSTOMER REQUESTS THAT THE SECURITIES ACCOUNT BE ESTABLISHED WITH THE WCMA INVESTOR CREDITLINE SERVICE.

12. WCMA INVESTOR/CREDITLINE SERVICE
The WCMA Investor CreditLine service permits the Customer to obtain loans from MLPF&S secured by eligible marginable and exempt securities.

(A) MARGIN REQUIREMENTS AND CREDIT CHARGES. The Customer will maintain such securities and other property in the Securities Account for margin purposes as MLPF&S shall require from time to time; and the monthly debit balance of the Securities Account shall be charged, in accordance with MLPF&S's usual custom, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the Customer's Securities Account at the close of a charge period will, unless paid, be added to the opening balance for the next charge period and that interest will be charged upon such opening balance, including all interest so added.

(B) SECURITY INTEREST. All securities or other property now or hereafter held, carried or maintained by MLPF&S or by any of its affiliates in MLPF&S's possession and control, or in the possession and control of any such affiliate, for any purpose, in or for any account of the Customer, now or hereafter opened, including any account in which the Customer may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the Customer to MLPF&S and are to be held by MLPF&S as security for the payment of any liability or indebtedness of the Customer to MLPF&S in any of said accounts. MLPF&S shall have the right to transfer securities and other property so held by MLPF&S from or to any of the accounts of the Customer whenever in its judgment MLPF&S considers such a transaction necessary for its protection. In enforcing its lien, MLPF&S shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

(C) REPRESENTATIONS AS TO BENEFICIAL OWNERSHIP AND CONTROL. The Customer represents that with respect to securities against which margin credit is or may be extended by MLPF&S: (i) the Customer is not the beneficial owner of more than three percent (3%) of the number of outstanding shares of any class of equity securities; and (ii) does not control, is not controlled by and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations is inaccurate or becomes inaccurate, the Customer will promptly so advise MLPF&S in writing.

(D) CALLS FOR ADDITIONAL COLLATERAL--LIQUIDATION RIGHTS.

(I) MLPF&S, IN ADDITION TO AND NOT IN LIEU OF ANY OTHER RIGHTS OR REMEDIES IT MAY HAVE UNDER THIS WCMA AGREEMENT, SHALL HAVE THE RIGHT TO REQUIRE ADDITIONAL
COLLATERAL:

(A) IN ACCORDANCE WITH ITS GENERAL POLICIES REGARDING ITS MARGIN MAINTENANCE AND REQUIREMENTS, AS SUCH MAY BE MODIFIED, AMENDED OR SUPPLEMENTED FROM TIME TO TIME; OR

(B) IF IN ITS DISCRETION MLPF&S CONSIDERS IT NECESSARY FOR ITS PROTECTION AT AN EARLIER OR LATER POINT IN TIME THAN CALLED FOR BY SAID GENERAL POLICIES; OR

(C) IN THE EVENT THAT A PETITION IN BANKRUPTCY OR FOR AN APPOINTMENT OF A RECEIVER IS FILED BY OR AGAINST THE CUSTOMER; OR

(D) IF AN ATTACHMENT IS LEVIED AGAINST THE ACCOUNTS OF THE CUSTOMER; OR

(E) IN THE EVENT OF THE DEATH OR DISSOLUTION OF THE CUSTOMER.

(II) IF THE CUSTOMER DOES NOT PROVIDE MLPF&S WITH ADDITIONAL COLLATERAL AS MLPF&S MAY REQUIRE LN ACCORDANCE WITH (A) OR (B), OR SHOULD AN EVENT DESCRIBED IN (C), (D) OR (E) OCCUR (WHETHER OR NOT MLPF&S ELECTS TO REQUIRE ADDITIONAL COLLATERAL), MLPF&S SHALL HAVE THE RIGHT:

(A) TO SELL ANY OR ALL SECURITIES AND OTHER PROPERTY IN THE ACCOUNTS OF THE CUSTOMER WITH MLPF&S OR WITH ANY OF ITS AFFILIATES, WHETHER CARRIED INDIVIDUALLY OR JOINTLY WITH OTHERS;

(B) TO BUY ANY OR ALL SECURITIES AND OTHER PROPERTY WHICH MAY BE SHORT IN SUCH ACCOUNTS; AND

(C) TO CANCEL ANY OPEN ORDERS AND TO CLOSE ANY OR ALL OUTSTANDING CONTRACTS. MLPF&S MAY EXERCISE ANY OR ALL OF ITS RIGHTS UNDER (II)(A), (B) AND (C) WITHOUT FURTHER DEMAND FOR ADDITIONAL COLLATERAL, OR NOTICE OF SALE OR PURCHASE, OR OTHER NOTICE OR ADVERTISEMENT. ANY SUCH SALES OR PURCHASES MAY BE MADE AT THE DISCRETION OF MLPF&S ON ANY EXCHANGE OR OTHER MARKET WHERE SUCH BUSINESS IS USUALLY TRANSACTED, OR AT PUBLIC AUCTION OR PRIVATE SALE AND MLPF&S MAY NOT BE THE PURCHASER FOR ITS OWN ACCOUNT. IT IS UNDERSTOOD THAT THE GIVING OF ANY PRIOR DEMAND OR CALL OR PRIOR NOTICE OF THE TIME AND PLACE OF SUCH SALE OR PURCHASE BY MLPF&S SHALL NOT BE CONSIDERED A WAIVER OF ITS RIGHT TO SELL OR BUY WITHOUT ANY SUCH DEMAND, CALL OR NOTICE AS HEREIN PROVIDED.

(E) PAYMENT OF INDEBTEDNESS UPON DEMAND. The Customer shall at all times be liable for the payment upon demand of any debit balance or other obligation owing in any of the accounts of the Customer with MLPF&S and the Customer shall be liable to MLPF&S for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by MLPF&S or the Customer, and Customer shall make payment of such obligations upon demand.

(F) PLEDGE OF SECURITIES AND OTHER PROPERTY. All securities and other property now or hereafter held, carried or maintained by MLPF&S in its possession or control in any of the accounts of the Customer may be pledged and repledged by MLPF&S from time to time, without notice to the Customer either separately or in common with other such securities and other property, for any amount due in the accounts of the Customer; or for any greater amount, and MLPF&S may do so without retaining in its possession or under its control for delivery a like amount of similar securities or other property.

(G) LENDING AGREEMENT. Within the limitations imposed by applicable laws, rules and regulations, MLPF&S is hereby authorized to lend itself, as principal or otherwise, or to others, any securities held by MLPF&S on margin for any accounts of the Customer as collateral therefore either separately or with other securities. It is recognized that any losses or other detriment, or gains or other benefits, arising from any such lending of securities shall not accrue to the account of the Customer.

13. REPRESENTATION AS TO OWNERSHIP OF CUSTOMER
The Customer represents that no one except the Customer has an interest in the account or accounts of the Customer with MLPF&S. The Customer represents that no person having an ownership interest in Customer is an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm, or member corporation registered on an exchange, or of a bank, trust company, insurance company or any corporation, firm or individual engaged in the business of dealing either as broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. If any of foregoing representations is inaccurate or becomes inaccurate, the Customer will promptly so advise in writing.

14. APPLICABLE LAWS
THIS WCMA AGREEMENT, WITH RESPECT TO ALL ASPECTS OF THE WCMA SERVICE, INCLUDING MARGIN INTEREST CHARGES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT AS FOLLOWS: THE TERMS OF THE CUSTOMER'S AGREEMENT WITH MLB&T INCLUDING THOSE RELATING TO THE ISSUANCE OF THE CARD ARE GOVERNED BY FEDERAL AND NEW JERSEY LAW. THE TERMS OF THE CUSTOMER'S AGREEMENT WITH MLNF, INCLUDING THOSE RELATING TO THE ISSUANCE OF THE CARD ARE GOVERNED BY FEDERAL AND UTAH LAW. THE TERMS OF TITLE CUSTOMER'S AGREEMENT WITH CHASE, INCLUDING THOSE RELATING TO FINANCE CHARGES, ARE GOVERNED BY FEDERAL AND NEW YORK LAW. THE TERMS OF THE CUSTOMER'S AGREEMENT WITH BANK ONE ARE GOVERNED BY OHIO LAW.

15. ARBITRATION OF CONTROVERSIES WITH MLPF&S
- -  Arbitration is final and binding on the parties.
- - The parties are waiving their right to seek remedies in court, including the right to jury trial.
- - Pre-arbitration discovery is generally more limited than and different from court proceedings.
- - The arbitrators' award is not required to include factual findings or legal reasoning, and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
- - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

THE CUSTOMER AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE CUSTOMER AND MLPF&S, INCLUDING, BUT NOT LIMITED TO, THOSE INVOLVING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN THE CUSTOMER AND MLPF&S, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR AN ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OF WHICH MLPF&S IS A MEMBER, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AND IN ACCORDANCE WITH ITS ARBITRATION RULES THEN IN FORCE. THE CUSTOMER MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OTHER EXCHANGE OF WHICH MLPF&S IS A MEMBER, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, BUT IF THE CUSTOMER FAILS TO MAKE SUCH AN ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO MLPF&S AT THE OFFICE WHERE THE CUSTOMER MAINTAINS THE ACCOUNT, BEFORE THE EXPIRATION OF FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM MLPF&S TO MAKE SUCH ELECTION, THEN MLPF&S MAY MAKE SUCH ELECTION. JUDGMENT UPON THE AWARD OF ARBITRATORS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.
NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

BY SIGNING THIS AGREEMENT, THE UNDERSIGNED CUSTOMER CONSENTS AND AGREES TO ALL OF THE FOREGOING TERMS AND CONDITIONS AND ACKNOWLEDGES (1)THAT, IN ACCORDANCE WITH PARAGRAPH 15 ON PAGE 7, THE CUSTOMER IS AGREEING IN ADVANCE TO ARBITRATE ANY CONTROVERSIES WHICH MAY ARISE WITH MLPF&S; (2) THAT, IF THE ACCOUNT IS BEING ESTABLISHED WITH THE INVESTOR CREDITLINE SERVICE, THEN PURSUANT TO PARAGRAPH 12
(G) CERTAIN OF THE CUSTOMER'S SECURITIES MAY BE LOANED TO MLPF&S OR LOANED OUT TO OTHERS, AND (3) RECEIPT OF A COPY OF THIS AGREEMENT.

Name of Business: Horejsi Enterprises, Inc.

Signature: /s/ Larry L. Dunlap

Printed Name: Larry L. Dunlap



Title (Examples: Chairman, President, Vice President, Managing Director, all General Partners, Sole Owner): Chairman

Note: If this agreement is with a Partnership, all general partners must sign this page (continue below if necessary).

Address_____________________________________
____________________________________________

Note:

1 )   Check here if you want your WCMA account processed to request automatic borrowing power through the WCMA Investor CreditLine service.

2)   Check here if you request MLB&Tor MLNF to issue one or more Visa Cards.